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                                                                     Exhibit (i)

                           Drinker Biddle & Reath LLP
                                   Law Offices
                            18/th/ and Cherry Streets
                             Philadelphia, PA 19103
                                  215-988-2700
                               (Fax) 215-988-2757

December 7, 2001

The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway, Suite 100
Wilmington, Delaware  19809

          Re: Shares Registered by Post-Effective Amendment No. 74 to Registration Statement on Form N-1A (File No. 33-20827)
               -------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 74 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"). The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $.001 par value per share (collectively, the "Shares"), with respect to the n/i numeric investors Micro Cap Fund, the n/i numeric investors Growth Fund, the n/i numeric investors Mid Cap Fund and the n/i numeric investors Small Cap Value Fund:

            Portfolio                  Class                 Authorized Shares
            ---------                  -----                 -----------------

n/i numeric investors Micro              FF                      50,000,000
 Cap Fund
n/i numeric investors                    GG                      50,000,000
 Growth Fund
n/i numeric investors                    HH                      50,000,000
 Mid Cap Fund
n/i numeric investors Small              MMM                    100,000,000
 Cap Value Fund

The Amendment seeks to register an indefinite number of the Shares.

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The RBB Fund, Inc.
December 7, 2001
Page 2


          We have reviewed the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

          Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectus offering the Shares and in accordance with the Company's Articles of Incorporation for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

          We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 74 to the Company's Registration Statement.

                                        Very truly yours,


                                        /S/ DRINKER BIDDLE & REATH LLP
                                        ------------------------------
                                        DRINKER BIDDLE & REATH LLP